 Exhibit (a)(1)(D)
Offer to Purchase
All Outstanding Shares of Common Stock
of
CINCOR PHARMA, INC.
at
$26.00 per share in cash, plus one contingent value right per share representing the right to receive a contingent payment of $10.00 in cash if a specified milestone is achieved by
CINNAMON ACQUISITION, INC.
a wholly owned subsidiary of
ASTRAZENECA FINANCE AND HOLDINGS INC.
a wholly owned subsidiary of
ASTRAZENECA PLC
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON FEBRUARY 23, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
January 23, 2023
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated January 23, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) in connection with the offer by Cinnamon Acquisition, Inc., a Delaware corporation (“Purchaser”) and direct wholly owned subsidiary of AstraZeneca Finance and Holdings Inc. (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.00001 per share (the “Shares”), of CinCor Pharma, Inc., a Delaware corporation (“CinCor”), in exchange for (i) $26.00 per Share in cash (the “Closing Amount”), plus (ii) one contingent value right (each, a “CVR”) per Share representing the right to receive a contingent payment of $10.00 in cash if a specified milestone is achieved, subject to and in accordance with the terms of the Contingent Value Rights Agreement (the “CVR Agreement”), on or prior to December 31, 2033 (the Closing Amount plus one CVR, collectively, or any higher amount per Share that may be paid pursuant to the Offer, the “Offer Price”), in each case, without interest, subject to any applicable withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended, supplemented or otherwise modified from time to time, collectively constitute the “Offer”).
Also enclosed is CinCor’s Solicitation/Recommendation Statement on Schedule 14D-9. The board of directors of CinCor unanimously recommends that you tender all of your Shares in the Offer.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions.The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.
The offer price for the Offer is (i) $26.00 per Share in cash (the “Closing Amount”), plus (ii) one contingent value right (each, a “CVR”) per Share representing the right to receive a contingent payment of $10.00 in cash if a specified milestone is achieved, subject to and in accordance with the terms of the Contingent Value Rights Agreement (the “CVR Agreement”), on or prior to

December 31, 2033, in each case, without interest, subject to any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.
2.
The Offer is being made for all outstanding Shares.

3.
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of January 8, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), among CinCor, Parent and Purchaser. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into CinCor pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with CinCor continuing as the surviving corporation and becoming a direct wholly owned subsidiary of Parent (the “Merger”).

4.
The board of directors of CinCor (the “CinCor Board”) has unanimously: (i) determined that the Merger Agreement and the Transactions (as defined in the Offer to Purchase) are advisable and fair to, and in the best interest of, CinCor and its stockholders; (ii) determined that the Merger will be governed and effected in accordance with Section 251(h) of the DGCL; (iii) authorized and approved the execution, delivery and performance by CinCor of the Merger Agreement and the consummation of the Transactions; and (iv) resolved to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer. The CinCor Board unanimously recommends that CinCor stockholders accept the Offer and tender their Shares pursuant to the Offer.

5.
The Offer and withdrawal rights will expire one minute after 11:59 p.m., Eastern Time, on February 23, 2023, unless the Offer is extended or earlier terminated.

6.
The Offer is not subject to a financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
CINCOR PHARMA, INC.
at
$26.00 per share in cash, plus one contingent value right per share representing the right to receive a contingent payment of $10.00 in cash if a specified milestone is achieved by
CINNAMON ACQUISITION, INC.
a wholly owned subsidiary of
ASTRAZENECA FINANCE AND HOLDINGS INC.
a wholly owned subsidiary of
ASTRAZENECA PLC
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 23, 2023, and the related Letter of Transmittal, in connection with the offer by Cinnamon Acquisition, Inc., a Delaware corporation (“Purchaser”) and wholly owned subsidiary of AstraZeneca Finance and Holdings Inc., a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.00001 per share (the “Shares”), of CinCor Pharma, Inc., a Delaware corporation (“CinCor”), in exchange for (i) $26.00 per Share in cash (the “Closing Amount”), plus (ii) one contingent value right (each, a “CVR”) per Share representing the right to receive a contingent payment of $10.00 in cash if a specified milestone is achieved on or prior to December 31, 2033 (the Closing Amount plus one CVR, collectively, or any higher amount per Share that may be paid pursuant to the Offer, the “Offer Price”), in each case, without interest, subject to any applicable withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase, dated January 23, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase,” which, together with the Offer to Purchase, as they may be amended, supplemented or otherwise modified from time to time, collectively constitute the “Offer”).
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned’s behalf will be determined by Purchaser and such determination will be final and binding, subject to any judgment of any court of competent jurisdiction.
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

NUMBER OF SHARES TO BE TENDERED:	SIGN HERE
Shares*	(Signature(s))
Please Type or Print Name(s)
Address(es)
Area Code and Telephone Number
Tax Identification Number or Social Security Number
Dated:
Account Number:
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.